Exhibit 99.2

Investor Contact	Media Contact

Emmanuel Caprais	Phil Terrigno
+1 914-641-2162	+1 914-641-2143

investors@itt.com	phil.terrigno@itt.com

ITT to Acquire SPX FLOW, Significantly Expanding Leadership Position in

Highly Engineered Components and Adjacent Flow Technologies

•	Adds core and adjacent flow technologies with market leadership in critical applications

•	Strengthens ITT’s leadership in core industrial, chemical and energy markets; establishes leading positions in attractive, close adjacencies in health and nutrition, enhancing end market mix

•	$1.3 billion SPX FLOW sales and greater than 21% EBITDA margin (22% adjusted) in trailing twelve months adds resilient, high-margin revenue streams

•	43% aftermarket revenue doubles Industrial Process segment aftermarket sales

•	$80 million expected run rate of cost synergies by end of year three and opportunity for incremental revenue growth leveraging ITT’s proven ability and track record of outperforming underlying markets

•

Expected to be immediately accretive to ITT’s gross margin and adjusted EBITDA margin with adjusted EPS accretion anticipated in 2026 and double digits anticipated during the first full year post-close excluding amortization of intangibles

•	ITT to host conference call and webcast today at 8:30 a.m. Eastern Time

STAMFORD, Conn., December 5, 2025 – ITT Inc. (NYSE: ITT), a leading provider of highly engineered critical components and manufacturer of innovative technologies, today announced it has entered into a definitive agreement with Lone Star Funds to acquire SPX FLOW, a leading provider of highly engineered equipment and process technologies for attractive end markets including industrial, health and nutrition, for a total consideration of $4.775 billion in cash and equity. This represents 14.2x SPX FLOW’s forecasted full year 2026 adjusted EBITDA, or 11.5x including expected cost synergies.

The acquisition of SPX FLOW adds critical equipment and adjacent flow and process technologies that extend ITT’s capabilities to address complex customer challenges across growing end markets with secular trends, including industrial, chemical, energy, mining, nutrition and health and personal care. The U.S.-based company brings premier brands and longstanding blue-chip customer relationships along with deep technical expertise and best-in-class aftermarket services for pumps, valves, mixers and other flow and process solutions. In the trailing twelve-month period ended Sept. 27, 2025, SPX FLOW generated $1.3 billion in revenue with approximately 42% gross margin and greater than 21% EBITDA margin (22% adjusted), with 43% aftermarket sales. Upon close, SPX FLOW will join ITT’s Industrial Process (IP) segment. IP is a global leader in centrifugal and twin-screw pumps and engineered valves with ~$1.4 billion in revenue in 2024.

“The acquisition of SPX FLOW checks all the boxes. It builds on our core strength in highly engineered components, brings adjacent technologies to the core, expands our total addressable market, it is well run and to top it off is an outstanding cultural fit. The addition of SPX FLOW’s world-class, critical industrial equipment and flow technologies, including premier brands like Waukesha Cherry-Burrell®, Lightnin® and Bran+Luebbe®, enhances our ability to address complex customer challenges at even greater scale. ITT’s playbook of differentiation in execution and innovation combined with SPX FLOW’s leading brands and engineering expertise creates significant opportunity for long-term value creation. On behalf of ITT, I am truly honored to partner with SPX FLOW’s talented team of approximately 3,800 employees to better serve and work hard for our customers and our shareholders,” said Luca Savi, ITT’s Chief Executive Officer and President.

“Joining ITT marks the beginning of an exciting new chapter for our company. ITT’s world-class Industrial Process businesses are a natural fit for SPX FLOW’s market-leading industrial, health, and nutrition brands. By leveraging our joint global capabilities, we can provide customers with the technology, engineering and operational capabilities to create innovative solutions for their process needs, resulting in exceptional business performance,” said Marc Michael, President and CEO, SPX FLOW.

The acquisition of SPX FLOW represents a milestone in ITT’s 2030 vision, aligns with ITT’s overall strategy, creates value through compounding with M&A and accelerates its portfolio reshaping. Deploying ITT’s acquisition playbook, the Company estimates an $80 million run rate of cost synergies by the end of year three post-close, with the transaction expected to be immediately accretive to ITT gross margin and adjusted EBITDA margin with adjusted EPS accretion in 2026 and double digits anticipated in the first full year post-close excluding amortization of intangibles.

Transaction Timing and Details

The transaction consideration will consist of a combination of cash and $700 million in ITT common stock issued to Lone Star. ITT intends to fund the cash portion of the transaction consideration through a combination of debt and equity and has secured commitments for a term loan facility and a bridge loan facility, both of which are being led by U.S. Bank National Association. ITT expects to maintain its investment grade credit rating, with projected net leverage below 3.0x and less than 2.0x within approximately 18 months post-close.

The transaction is subject to customary closing conditions, including the receipt of applicable regulatory approvals, and is expected to close by the end of Q1 2026.

Advisors

Goldman Sachs & Co. LLC and UBS Investment Bank are serving as financial advisors to ITT and Paul Hastings LLP acted as legal counsel.

Investor Conference Call Details

ITT’s management will host a conference call for investors on Friday, Dec. 5, 2025 at 8:30 a.m. Eastern Time. To participate on the conference call, click here to register. After completing the online registration form, participants will receive the dial-in number and a unique PIN. Participants should join the call ten minutes before 8:30 a.m. ET on Dec. 5. A real-time audio webcast of the presentation will also be available at https://investors.itt.com, where related materials will be available prior to the presentation. A replay of the webcast will be available beginning two hours after the presentation concludes.

About SPX FLOW

Based in Charlotte, N.C., SPX FLOW, Inc. improves the world through innovative and sustainable solutions. The company’s product offering is concentrated in process technologies that perform mixing, blending, fluid handling, separation, thermal heat transfer and other activities that are integral to processes performed across a wide variety of nutrition, health, and industrial markets. SPX FLOW has operations in more than 25 countries and sales in more than 140 countries. To learn more about SPX FLOW, please visit www.spxflow.com.

About ITT

ITT is a diversified leading manufacturer of highly engineered critical components and customized technology solutions for the transportation, industrial and energy markets. Building on its heritage of innovation, ITT partners with its customers to deliver enduring solutions to the key industries that underpin our modern way of life. ITT is headquartered in Stamford, Connecticut, with employees in more than 35 countries and sales in approximately 125 countries. For more information, visit www.itt.com.

Safe Harbor Statement

This release contains “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts, but rather represent only a belief regarding future events based on current expectations, estimates, assumptions and projections about our business, future financial results, the industry in which we operate, and other legal, regulatory, and economic developments. These forward-looking statements include, but are not limited to, future strategic plans, statements regarding timing of the acquisition of SPX FLOW and the payment of the purchase price, SPX FLOW’s forecasted 2026 adjusted EBITDA, the impact of the acquisition on ITT and its gross margin, adjusted EBITDA margin and adjusted EPS, ITT’s projected and target net leverage, expected cost synergies of the acquisition, and other statements that describe the company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future events and future operating or financial performance.

We use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “guidance,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will,” “would,” and other similar expressions to identify such forward-looking statements. Forward-looking statements are uncertain and, by their nature, many are inherently unpredictable and outside of ITT’s control, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements.

Where in any forward-looking statement we express an expectation or belief as to future results or events, such expectation or belief is based on current plans and expectations of our management, expressed in good faith and believed to have a reasonable basis. However, we cannot provide any assurance that the expectation or belief will occur or that anticipated results will be achieved or accomplished. The forward-looking statements included in this release speak only as of the date hereof. We undertake no obligation (and expressly disclaim any obligation) to update any forward-looking statements, whether written or oral or as a result of new information, future events or otherwise.

Among the factors that could cause our results to differ materially from those indicated by forward-looking statements are risks and uncertainties inherent in our business including, without limitation: potential delays in consummating the potential acquisition of SPX FLOW; our ability to integrate the operations of SPX FLOW in a successful manner and in the expected time period; the possibility that any of the anticipated benefits and projected synergies of the potential transaction will not be realized or will not be realized on the anticipated terms and within the expected time period; the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase agreement for the potential transaction; the effect of the pendency or completion of the potential transaction on the parties’ business relationships and business generally; uncertain global economic and capital markets conditions; the imposition of new or increased tariffs by the U.S. government, and the potential for retaliatory trade measures by affected countries; fluctuations in interest rates and the impact on customer behavior and on our cost of debt; fluctuations in foreign currency exchange rates and the impact on our revenues, customer demand for our products and on our hedging arrangements; volatility in raw material prices and our suppliers’ ability to meet quality and delivery requirements; impacts and risk of liabilities from recent mergers, acquisitions, or venture investments, and past divestitures and spin-offs; our inability to hire or retain key personnel; failure to compete successfully and innovate in our markets; failure to manage the distribution of products and services effectively; failure to protect our intellectual property rights or violations of the intellectual property rights of others; the extent to which there are quality problems with respect to manufacturing processes or finished goods; the risk of cybersecurity breaches or failure of any information systems used by the Company; loss of or decrease in sales from our most significant customers; risks due to our operations and sales outside the U.S. and in emerging markets; fluctuations in demand or customers’ levels of capital investment, maintenance expenditures, production, and market cyclicality; the risk of material business interruptions; risks related to government contracting, including changes in levels of government spending and regulatory and contractual requirements applicable to sales to the U.S. government; fluctuations in our effective tax rate in the U.S. and other jurisdictions; changes in environmental laws or regulations, discovery of previously unknown or more extensive contamination, or the failure of a potentially responsible party to perform; failure to comply with anti-corruption legislation, export controls and trade sanctions; and risk of product liability claims and litigation. More information on factors that could cause actual results or events to differ materially from those anticipated is included in our Annual Report on Form 10-K for the year ended December 31, 2024 (particularly under the caption “Risk Factors”), our Quarterly Reports on Form 10-Q and in other documents we file from time to time with the SEC.

Key Performance Indicators and Non-GAAP Measures

ITT reviews a variety of key performance indicators that we consider to be useful to management and investors when evaluating our operating performance for the periods presented. These measures provide a tool for evaluating our ongoing operations and management of assets from period to period. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including, but not limited to, acquisitions, dividends, and share repurchases. Some of these metrics, however, are not measures of financial performance under accounting principles generally accepted in the United States of America (GAAP) and should not be considered a substitute for measures determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators for purposes of our reconciliation tables.

The information contained in this press release about SPX FLOW is based on information furnished to ITT by SPX FLOW’s management.

Targeted synergies and expected performance post-acquisition are not a guarantee of future performance and involve significant assumptions, risks and uncertainties that may not materialize or may differ materially from those projected. Targeted synergies include anticipated cost savings as SPX FLOW is combined with our business. These estimates assume that the combination can be achieved without disrupting the operations, quality or service levels of either our business or SPX FLOW’s business and that there are no unforeseen difficulties or delays in implementing the combination plan. The targeted synergies are expected to be reflected in our combined results by the end of year three post-close, but there can be no assurance that this timeframe will be met or that the estimated synergies will be realized in full or at all. Investors should not place undue significance on the targeted synergies as a measure of the value or profitability of the combined company or as an indication of the actual results that may be achieved by the combined company.

This press release contains the following references to non-GAAP financial information:

EBITDA is defined as earnings before net interest expense, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted to exclude acquisition and divestiture related costs and special items that include, but are not limited to, restructuring, certain asset impairment charges, and unusual or infrequent items. Adjusted EBITDA margin is defined as adjusted EBITDA divided by revenue. We believe that adjusted EBITDA and adjusted EBITDA margin are useful to investors and other users of our financial statements in evaluating ongoing operating profitability, as well as in evaluating operating performance in relation to our competitors.

Adjusted Income from Continuing Operations is defined as income from continuing operations attributable to ITT Inc. adjusted to exclude special items that include, but are not limited to, restructuring, certain asset impairment charges, acquisition- and divestiture-related impacts, income tax settlements or adjustments, and unusual or infrequent items. Special items represent charges or credits, on an after-tax basis, that impact current results, which management views as unrelated to the Company’s ongoing operations and performance. The after-tax basis of each special item is determined using the jurisdictional tax rate of where the expense or benefit occurred and the tax deductibility under local tax rules. Adjusted Income from Continuing Operations per Diluted Share (adjusted EPS) is defined as adjusted income from continuing operations divided by diluted weighted average common shares outstanding. We believe that adjusted income from continuing operations and adjusted EPS are useful to investors and other users of our financial statements in evaluating ongoing operating profitability, as well as in evaluating operating performance in relation to our competitors.

Net leverage ratio is defined as net debt divided by adjusted EBITDA.

It is not possible, without unreasonable efforts, to estimate the impacts of foreign currency fluctuations, acquisitions and certain other special items that may occur in the future as these items are inherently uncertain and difficult to predict. As a result, we are unable to quantify certain amounts that would be included in a reconciliation of SPX FLOW’s forecasted 2026 adjusted EBITDA and ITT’s projected and target net leverage ratio to the most directly comparable GAAP financial measures without unreasonable efforts and accordingly we have not provided reconciliations for these forward-looking non-GAAP financial measures.

SPX FLOW Non-GAAP Reconciliation Statements

(In millions; all amounts unaudited)

Reconciliation of Income from Continuing Operations to Adjusted EBITDA

TTM ended September 27, 2025
Reported Income from continuing operations	$45.5
Depreciation and amortization	126.1
Interest, net	123.6
Income taxes	(14.2)

Reported EBITDA	$281.0
Gain(loss) on sale of business	(1.0)
Restructuring costs	8.4
Acquisition-related costs	6.5
Other special items	1.5

Adjusted EBITDA	$296.4

Reported EBITDA Margin	21.1%
Impact of special item adjustments	120 bps

Adjusted EBITDA Margin	22.3%

Revenue	1,329.9